    As filed with the Securities and Exchange Commission on August 21, 1998
                                                   Registration No. 333-________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                            ________________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ________________________

                             THE FINISH LINE, INC.
             (Exact name of registrant as specified in its charter)


             DELAWARE                                       35-1537210
(State or other jurisdiction of                 (I.R.S. Employer Identification
 incorporation or organization)                              Number)

                            3308 N. MITTHOEFFER ROAD
                          INDIANAPOLIS, INDIANA  46236
                                 (317) 899-1022
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                          ____________________________

                             THE FINISH LINE, INC.
                      1992 EMPLOYEE STOCK INCENTIVE PLAN,
                            AS AMENDED AND RESTATED
                          ____________________________

                               Mr. Alan H. Cohen
                                   President
                             The Finish Line, Inc.
                            3308 N. Mitthoeffer Road
                          Indianapolis, Indiana  46236
                                 (317) 899-1022
 (Name, address, including zip code, and telephone number, including area code, of agent for service of process)
                                      ____

                        CALCULATION OF REGISTRATION FEE

====================================================================================================================================

                                                                                                       Proposed
                                                                             Proposed Maximum           Maximum          Amount of
                                                          Amount to be      Offering Price Per     Aggregate Offering   Registration
Title of Each Class of Securities to be Registered         Registered           Security(2)             Price(2)           Fee(2)
------------------------------------------------------------------------------------------------------------------------------------

Class A Common Stock, par value $0.01 per share             1,800,000(1)       $10.3125                $18,562,500        $5,475.94
====================================================================================================================================


(1) These shares of Class A Common Stock are reserved for issuance pursuant to the 1992 Employee Stock Incentive Plan, as amended and restated, of The Finish Line, Inc. Pursuant to Rule 416, there is also being registered such number of additional shares which may become available for purchase pursuant to the foregoing plan in the event of certain changes in outstanding shares, including reorganizations, recapitalizations, stock splits, stock dividends and reverse stock splits. This Registration Statement does not include 1,700,000 shares available under the Plan for which registration statements on Form S-8 (File Nos. 33-51392 and 33-95720) were previously filed on August 27, 1992 and August 11, 1995 and for which registration fees were previously paid.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low prices of the Class A Common Stock of The Finish, Inc. as reported on the NASDAQ National Market System on August 17, 1998.

          This Registration Statement is being filed for the purpose of registering additional securities of the same class as other securities for which registration statements on Form S-8 were filed with respect to The Finish Line, Inc. 1992 Employee Stock Incentive Plan, as amended and restated. Pursuant to General Instruction E of Form S-8, the Registration Statements on Form S-8 (File Nos. 33-51392 and 33-95720) filed on August 27, 1992 and August 11, 1995, respectively, by the Registrant with the Securities and Exchange Commission are hereby incorporated by reference.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

          The following documents filed by the Company with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference:

          (a) The Company's Annual Report on Form 10-K for the fiscal year ended February 28, 1998;

          (b) The Company's Quarterly Report on Form 10-Q for the thirteen week period ended May 30, 1998;

          (c) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the registrant document referred to in (a) above;

          (d) The description of the Company's Class A Common Stock which is contained in the Company's Registration Statement on Form S-3 filed with the Commission on November 15, 1996 (File No. 333-16259), together with any amendment or report filed with the Commission for the purpose of updating such description;

          (e) The Company's Registration Statement on Form S-8 (File No. 33-51392) filed on August 27, 1992; and

          (f) The Company's Registration Statement on Form S-8 (File No. 33-95720) filed on August 11, 1995.

          All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Copies of these documents will not be filed with this Registration Statement. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that such statement is modified or superseded by a subsequently filed document which also is or is deemed to be incorporated by reference herein. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement except as so modified or superseded.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Jonathan K. Layne, a partner in the Los Angeles office of Gibson, Dunn & Crutcher LLP, counsel to the Company, has been a director of the Company since June 1992, and beneficially owned 4,000 shares of the Company's Class A Common Stock as of May 29, 1998, the record date for the Company's 1998 Annual Meeting of Stockholders.

ITEM 8.  EXHIBITS.

          4.1 The Finish, Inc. 1992 Employee Stock Incentive Plan, as amended and restated on April 30, 1998.

          4.2 Form of Incentive Stock Option Agreement under the 1992 Employee Stock Incentive Plan (incorporated by reference to Exhibit 4.2 to the Company's Registration Statement on Form S-8 (Registration No. 33-51392)).

          4.3 Form of Nonqualified Stock Option Agreement under the 1992 Employee Stock Incentive Plan (incorporated by reference to
                Exhibit 4.3 to the Company's Registration Statement on Form S-8 (Registration No. 33-51392)).

          4.4 Restated Certificate of Incorporation of the Company as amended to date (incorporated by reference to Exhibit 3.1.1 to the Company's Registration Statement on Form S-1 (Registration
                No. 33-47247)).

          4.5 Bylaws of the Company (incorporated by reference to the Company's Registration Statement on Form S-1 (Registration No. 33-47247)).

          5.1   Opinion of Gibson, Dunn & Crutcher LLP.

          23.1  Consent of Ernst & Young LLP.

          23.2  Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit
                5.1).

          24.1  Power of Attorney (included on page 3 hereto).

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana, on this 21st day of August, 1998.

                               THE FINISH LINE, INC.


                               By: /s/ Alan H. Cohen
                                  __________________________________________
                                  Alan H. Cohen
                                  President


                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature to this Registration Statement appears below hereby constitutes and appoints Steven J. Schneider and Alan H. Cohen, and each or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in their capacities and on the dates indicated.

Signature                                                            Title                               Date
---------                                                            -----                               ----
/s/ Alan H. Cohen
--------------------------------------------------   Chairman of the Board, President and          August 21, 1998
Alan H. Cohen                                        Chief Executive Officer (Principal
                                                     Executive Officer)

/s/ David I. Klapper
--------------------------------------------------   Executive Vice-President and Director         August 21, 1998
David I. Klapper

/s/ David M. Fagin
--------------------------------------------------   Executive Vice President and Director         August 21, 1998
David M. Fagin

/s/ Larry J. Sablosky
--------------------------------------------------   Executive Vice President and Director         August 21, 1998
Larry J. Sablosky

/s/ Steven J. Schneider
--------------------------------------------------   Senior Vice President--Finance and            August 21, 1998
Steven J. Schneider                                  Chief Financial Officer (Principal
                                                     Financial and Accounting Officer) and
                                                     Assistant Secretary

/s/ Jeffrey H. Smulyan
--------------------------------------------------   Director                                      August 21, 1998
Jeffrey H. Smulyan

/s/ Jonathan K. Layne
--------------------------------------------------   Director                                      August 21, 1998
Jonathan K. Layne

                                 EXHIBIT INDEX

Exhibit No.         Description
-----------         -----------
 4.1                The Finish, Inc. 1992 Employee Stock Incentive Plan, as amended and restated on April 30, 1998.
 4.2                Form of Incentive Stock Option Agreement under the 1992 Employee Stock Incentive Plan
                    (incorporated by reference to Exhibit 4.2 to the Company's Registration Statement on Form S-8
                    (Registration No. 33-51392)).
 4.3                Form of Nonqualified Stock Option Agreement under the 1992 Employee Stock Incentive Plan
                    (incorporated by reference to Exhibit 4.3 to the Company's Registration Statement on Form S-8
                    (Registration No. 33-51392)).
 4.4                Restated Certificate of Incorporation of the Company as amended to date (incorporated by reference to Exhibit 3.1.1 to the Company's Registration Statement on Form S-1 (Registration
                    No. 33-47247)).
 4.5                Bylaws of the Company (incorporated by reference to the Company's Registration Statement on
                    Form S-1 (Registration No. 33-47247)).
 5.1                Opinion of Gibson, Dunn & Crutcher LLP.
 23.1               Consent of Ernst & Young LLP.
 23.2               Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.1).
 24.1               Power of Attorney (included on page 3 hereof).